DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
www.dlapiper.com

T: 973-520-2550
F: 973-520-2551

Attorneys Responsible for Short Hills Office:

Andrew P. Gilbert
Michael E. Helmer

Exhibit 5.1

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
www.dlapiper.com

T: 973-520-2550
F: 973-520-2551

Attorneys Responsible for Short Hills Office:

Andrew P. Gilbert
Michael E. Helmer

June 29, 2018

Valeritas Holdings, Inc.
750 Route 202 South, Suite 600
Bridgewater, New Jersey 08807

Re:	Valeritas Holdings, Inc.- Registration Statement on Form S-1

Ladies and Gentlemen:
We have acted as legal counsel to Valeritas Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the above-referenced Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration for sale by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which include (i) 791,557 shares of Common Stock (the “Initial Purchase Shares”) purchased by the Selling Stockholder in connection with the execution of a common stock purchase agreement, dated June 11, 2018 (the “Purchase Agreement”); (ii) 263,852 shares of Common Stock (the “Commitment Shares”) issued to the Selling Stockholder as an initial commitment fee in connection with the Purchase Agreement; and (iii) 8,944,591 shares of Common Stock (the “Additional Shares”) that may be sold and issued to the Selling Stockholder under the terms of the Purchase Agreement. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.
In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended, (ii) the Amended and Restated Bylaws of the Company, and (iii) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon the foregoing, it is our opinion that, as of the date hereof, (a) the issuance of the Initial Purchase Shares has been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and non-assessable, (b) the issuance of the Commitment Shares has been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and non-assessable, and (c) when the Additional Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, the issuance of the Additional Shares shall have been duly authorized by all necessary corporate action of the Company, and upon issuance, will be validly issued, fully paid and nonassessable.

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
www.dlapiper.com

T: 973-520-2550
F: 973-520-2551

Attorneys Responsible for Short Hills Office:

Andrew P. Gilbert
Michael E. Helmer

The opinions expressed herein are limited to the Delaware General Corporation Law. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)